UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2020

FLIR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700 SW Parkway Avenue Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 498-3547

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FLIR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2020, FLIR Systems, Inc. (the “Company” or “FLIR”) announced that Anthony D. Buffum, Senior Vice President and Chief Human Resources Officer of the Company, will step down from his role as an executive officer of the Company effective immediately. Mr. Buffum will continue with the Company until May 1, 2020, in order to ensure an orderly transition to his successor. The Company has initiated a search process for Mr. Buffum’s successor. In connection with Mr. Buffum’s departure, Mr. Buffum is eligible to receive severance consistent with the terms of the Company’s Executive Severance Benefit Plan, effective October 16, 2019 (the “Plan”), provided that Mr. Buffum executes the Company’s standard agreement for separation and release of claims. Mr. Buffum will remain subject to non-compete, confidentiality and non-solicitation obligations included in the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLIR SYSTEMS, INC.
(Registrant)

January 23, 2020	By	/s/ Sonia Galindo
Sonia Galindo
Senior Vice President, General Counsel, Secretary, and Chief Ethics and Compliance Officer